Exhibit 4.8

No._____                                                       ___________Shares


                               REFOCUS GROUP, INC.

                        WARRANT TO PURCHASE COMMON STOCK


                     VOID AFTER 5:30 P.M., EASTERN STANDARD
                          TIME, ON THE EXPIRATION DATE

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL, STATE AND FOREIGN SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

     FOR VALUE RECEIVED, Refocus Group, Inc., a Delaware corporation (the "Company"), hereby agrees to sell upon the terms and on the conditions hereinafter set forth, but no later than 5:30 p.m., Eastern Standard Time, on
the      Expiration       Date      (as       hereinafter       defined)      to
_____________________________________________________________or       registered
assigns (the "Holder"), under the terms as hereinafter set forth, up to ___________________ (______) fully paid and non-assessable shares of Company common stock, par value $0.0001 per share (the "Warrant Stock"), at a purchase price per share equal to the Warrant Price (as defined herein), pursuant to this warrant (this "Warrant"). The number of shares of Warrant Stock to be so issued and the Warrant Price are subject to adjustment in certain events as hereinafter set forth.

     This Warrant is one of a series of Company Warrants to purchase Common Stock (collectively, the "Warrants") issued pursuant to the Loan Agreement (as defined herein). Capitalized terms used and not otherwise defined herein shall have the respective meanings attributed thereto in Section 10 hereof.

     1.   Exercise of Warrant.

     (a) The Holder may exercise this Warrant according to its terms by surrendering this Warrant to the Company at the address set forth in Section 11, the subscription form attached hereto having then been duly executed by the Holder, accompanied by cash, certified check or bank draft in payment of the purchase price, in lawful money of the United States of America, for the number of shares of the Warrant Stock specified in the subscription form, or as otherwise provided in this Warrant prior to 5:30 p.m., Eastern Standard Time, on October 8, 2009 (the "Expiration Date").

     (b) This Warrant may be exercised in whole or in part so long as any exercise in part hereof would not involve the issuance of fractional shares of Warrant Stock. If exercised in part, the Company shall deliver to the Holder a new Warrant, identical in form, in the name of the Holder, evidencing the right

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to purchase  the number of shares of Warrant  Stock as to which this Warrant has not been  exercised,  which new Warrant  shall be signed by the Chief  Executive
Officer, President, Secretary or the Assistant Secretary of the Company. The term "Warrant" as used herein shall include any subsequent Warrant issued as provided herein.

     (c) No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. The Company shall pay cash in lieu of fractions with respect to the Warrants based upon the fair market value of such fractional shares of Common Stock (which shall be the closing price of such shares on the exchange or market on which the Common Stock is then traded or quoted) at the time of exercise of this Warrant.

     (d) In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Stock so purchased, registered in the name of the Holder, shall be delivered to the Holder within a reasonable time after such rights shall have been so exercised. The person or entity in whose name any certificate for the Warrant Stock is issued upon exercise of the rights represented by this Warrant shall for all purposes be deemed to have become the holder of record of such shares immediately prior to the close of business on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the opening of business on the next succeeding date on which the stock transfer books are open. Except as provided in Section 4 hereof, the Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

     2.   Disposition of Warrant Stock and Warrant.

     (a) The Holder hereby acknowledges that this Warrant and any Warrant Stock purchased pursuant hereto are not being registered (i) under the Act on the ground that the issuance of this Warrant is exempt from registration under
Section 4(2) of the Act as not involving any public offering and (ii) under any applicable state securities law because the issuance of this Warrant does not involve any public offering; and that the Company's reliance on the Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder that it is acquiring this Warrant, and will acquire the Warrant Stock, for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.

     The Holder hereby agrees that it will not sell or transfer all or any part of this Warrant and/or Warrant Stock unless and until it shall have first given notice to the Company describing such sale or transfer and furnished to the Company either (i) an opinion, reasonably satisfactory to counsel for the Company, of counsel (skilled in securities matters, selected by the Holder and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Act and without registration or qualification under any state law, or (ii) an interpretative letter from the

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U.S. Securities and Exchange Commission to the effect that no enforcement action
will  be   recommended  if  the  proposed  sale  or  transfer  is  made  without registration under the Act.

     (b) If, at the time of issuance of the shares issuable upon exercise of this Warrant, no registration statement is in effect with respect to such shares under applicable provisions of the Act, the Company may, at its election, require that the Holder provide the Company with written reconfirmation of the Holder's investment intent and that any stock certificate delivered to the Holder of a surrendered Warrant shall bear a legend reading substantially as follows:

          "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, ASSIGNED OR PLEDGED, EXCEPT IF REGISTERED UNDER THE ACT AND APPLICABLE STATE BLUE SKY OR SECURITIES LAWS OR ANY EXEMPTIONS FROM SUCH REGISTRATION UNDER THE ACT OR REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE BLUE SKY OR SECURITIES LAWS ARE APPLICABLE."

In addition, so long as the foregoing legend may remain on any stock certificate delivered to the Holder, the Company may maintain appropriate "stop transfer" orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

     3. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance upon the exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant. The Company further agrees that all shares that may be issued upon the exercise of the rights represented by this Warrant will be duly authorized and will, upon issuance and against payment of the Warrant Price, be validly issued, fully paid and non-assessable, free from all taxes, liens, charges and preemptive rights with respect to the issuance thereof, other than taxes, if any, in respect of any transfer occurring contemporaneously with such issuance and other than transfer restrictions imposed by federal and state securities laws.

     4. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new

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

Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

     5. Capital Adjustments. This Warrant is subject to the following further provisions:

     (a) Recapitalization, Reclassification and Succession. If any recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a corporation or other business entity, or the sale or transfer of all or substantially all of the Company's assets or of any successor corporation's assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term "successor corporation") shall be effected, at any time while this Warrant remains outstanding and unexpired, then, as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby the Holder of this Warrant thereafter shall have the right to receive upon the exercise hereof as provided in Section 1 and in lieu of the shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant, such shares of capital stock, securities or other property as may be issued or payable with respect to, or in exchange for, a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant immediately prior to such recapitalization, reclassification, merger, consolidation, sale or transfer, and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

     (b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the number of shares of Warrant Stock purchasable upon exercise of this Warrant and the Warrant Price shall be proportionately adjusted.

     (c) Stock Dividends and Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall issue or pay the holders of its Common Stock a stock dividend, then (i) the Warrant Price shall be adjusted in accordance with Section 5(d) and (ii) the number of shares of Warrant Stock purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock that the Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto.

     If the Company shall at any time after the date of issuance of this Warrant distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings or current year's or prior year's earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in the immediately preceding paragraph) (any of the foregoing being hereinafter in this paragraph called the "Securities"), then in each such case, the Company shall reserve shares or other units of such securities for distribution to the

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

Holder upon exercise of this Warrant so that, in addition to the shares of the Common Stock to which such Holder is entitled, such Holder will receive upon such exercise the amount and kind of such Securities that such Holder would have received if the Holder had, immediately prior to the record date for the distribution of the Securities, exercised this Warrant.

     (d) Warrant Price Adjustment. Whenever the number of shares of Warrant Stock purchasable upon exercise of this Warrant is adjusted, as herein provided, the Warrant Price payable upon the exercise of this Warrant shall be adjusted to that price determined by multiplying the Warrant Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately prior to such adjustment, and (ii) the denominator of which shall be the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately thereafter.

     (e) Certain Shares Excluded. The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this
Section 5 shall exclude any shares then directly or indirectly held in the treasury of the Company.

     (f) Deferral and Cumulation of De Minimis Adjustments. The Company shall not be required to make any adjustment pursuant to this Section 5 if the amount of such adjustment would be less than one percent (1%) of the Warrant Price in effect immediately before the event that would otherwise have given rise to such adjustment. In such case, however, any adjustment that would otherwise have been required to be made shall be made at the time of, and together with, the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to not less than one percent (1%) of the Warrant Price in effect immediately before the event giving rise to such next subsequent adjustment.

     (g) Duration of Adjustment. Following each computation or readjustment as provided in this Section 5, the new adjusted Warrant Price and number of shares of Warrant Stock purchasable upon exercise of this Warrant shall remain in effect until a further computation or readjustment thereof is required.

     6.   Notice to Holders.

     (a) Notice of Record Date. In case:

          (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

          (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

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          (iii) of any voluntary  dissolution,  liquidation or winding-up of the
     Company;

then, and in each such case, the Company will mail, or cause to be mailed, to the Holder hereof at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution or winding-up. Such notice shall be mailed at least fifteen (15) days prior to the record date therein specified, or if no record date shall have been specified therein, at least thirty (30) days prior to such specified date.

     (b) Certificate of Adjustment. Whenever any adjustment shall be made pursuant to Section 5 hereof, the Company shall promptly make a certificate signed by its Chairman, Chief Executive Officer, President or a Vice President and by its Treasurer or Assistant Treasurer or its Secretary or Assistant Secretary, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and number of shares of Warrant Stock purchasable upon exercise of this Warrant after giving effect to such adjustment, and shall promptly cause copies of such certificates to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

     7. Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of evidence satisfactory to it, in the exercise of its reasonable discretion, of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof, without expense to the Holder, a new Warrant of like tenor dated the date hereof.

     8. Warrant Holder Not a Stockholder. The Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever as a stockholder of the Company.

     9. Registration Rights. The shares of Common Stock issuable upon exercise of this Warrant will be afforded the registration rights set forth in the Loan Agreement, if any.

     10. Definitions. As used herein, unless the context otherwise requires, the following terms have the respective meanings:

     (a) "Affiliate": with respect to any Person, the following: (i) any other Person that at such time, directly or indirectly, through one or more intermediaries controls, or is controlled by or is under common control with such first Person or (ii) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its

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Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly,
10% of more of any class of voting or equity interests. As used in such definition, "controls," "controlled by" and "under common control," as used with respect to a Person, shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of, the management policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     (b) "Common Stock" shall mean, when used herein, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this Warrant.

     (c) "Loan Agreement" shall mean that certain Loan Agreement, dated October 8, 2004, by and among the Company, the initial holder of this Warrant and the other parties thereto, as supplemented, modified and amended from time to time.

     (d) "Person" shall mean any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

     (e) "Subsidiaries", with respect to any Person (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person.

     (f) "Warrant Price" shall mean the lesser of (i) 1.25 times the volume weighted average closing price per share of Common Stock, as reported by the exchange or market on which shares of Common Stock are then traded or quoted, for the twenty (20) consecutive trading days immediately prior to the date of issuance of this Warrant or (ii), if the Company consummates a financing that is in the form of its equity securities aggregating at least $2.0 million on or prior to April 8, 2005, or receives on or prior to April 8, 2005, a binding commitment that requires the purchase of an aggregate of at least $2.0 million of its equity securities within six months following the maturity date of the Notes, in each case excluding the outstanding principal balance and interest due under the Notes issued pursuant to the Loan Agreement, the price per share of the common stock of the Company purchased, or committed to be purchased, in such financing, if any.

     11. Notices. Any notice required or contemplated by this Warrant shall be deemed to have been duly given if transmitted by registered or certified mail, return receipt requested, to the Company at 10300 North Central Expressway, Suite 104, Dallas, Texas 75231, Attention: President, or to the Holder at the name and address set forth in the Warrant Register maintained by the Company.

     12. Choice of Law. THIS WARRANT IS ISSUED UNDER, AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES.

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     IN WITNESS  WHEREOF,  the Company has duly caused this Warrant to be signed on its behalf, in its corporate name and by its duly authorized officer, as of this 8th day of October 2004.


                                             REFOCUS GROUP, INC.


                                             By:___________________________
                                                Mark A. Cox
                                                Vice President


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                                SUBSCRIPTION FORM


     The undersigned, the Holder of the attached Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, the following number of shares of Common Stock of REFOCUS GROUP, INC.:


            Number of Shares                   Purchase Price Per Share




     The undersigned herewith makes payment of $_________ therefor, and requests that certificates for such shares (and any warrants or other property issuable upon such exercise) be issued in the name of, and delivered to, __________________________, whose address is _______________________________
(social security or taxpayer identification number ___________) and, if such shares shall not include all of the shares issuable under such warrant, that a new warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.


                                                HOLDER:



                                                -----------------------------
                                                Signature



                                                -----------------------------
                                                Signature, if jointly held



                                                -----------------------------
                                                Date


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                                 ASSIGNMENT FORM


FOR VALUE RECEIVED,

_______________________________________________________________________________
hereby sells, assigns and transfers unto


Name __________________________________________________________________________
         (Please typewrite or print in block letters)

Social Security or Taxpayer Identification Number:_____________________________

possesses the right to purchase Common Stock of REFOCUS GROUP, INC., a Delaware corporation, represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _________________, attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


DATED:_________________



                                                -------------------------------
                                                Signature



                                               --------------------------------
                                               Signature, if jointly held




Witness:



----------------------------